Exhibit 10.1

SETTLEMENT AGREEMENT

This Settlement Agreement (this “Agreement”) is entered into effective as of September 11, 2025 (the “Effective Date”), by and among HUMBL, Inc., a Delaware corporation (“Company”), Ybyrá Capital S.A., a Brazilian company (“Ybyrá”), Brian Foote, an individual (“Seller”), and Thiago Moura, an individual (“Moura”). Ybyrá, Seller and Company are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein will have the meaning set forth in the Stock Purchase Agreement (as defined below).

A. The Parties entered into that certain Stock Purchase Agreement dated effective as of December 2, 2024 (the “Stock Purchase Agreement”).

B. The Parties have agreed to settle all outstanding obligations to related to the Stock Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Agreement are true and accurate and are hereby incorporated into and made a part of this Agreement.

2. Note Termination. The Note is hereby cancelled and all obligations thereunder are terminated as of the Effective Date.

3. HUMBL Control Shares. In exchange for cancellation of the Note, Ybyrá hereby assigns and transfers all right, title and interest in and to the Control Shares to Seller and Seller hereby accepts such assignment.

4. FinCapital. Company agrees to assign the FinCapital Shares to Ybyrá on or before December 31, 2025. Company agrees to pay Ybyrá $10,000 per month in cash and $5,000 per month in stock (valued based on the closing trade price of the last trading day of each month) until the assignment of the shares occurs, payable upon transfer of the FinCapital Shares back to Ybyrá. If not transferred to Ybyrá before December 31, 2025, the FinCapital Shares will transfer automatically to Ybyrá without further action by either party on December 31, 2025. Company may not sell, assign, transfer, encumber, pledge, hypothecate or otherwise enter into any transaction regarding the FinCapital Shares or the magnesium silicate owned by FinCapital without the prior written consent of Ybyrá.

5. Termination of Multicortex Relationship. Company agrees to terminate its option and relationship with Multicortex. Upon such termination, Multicortex will be free to negotiate and enter into any new agreement without any interference, claim or restriction from Company. Company acknowledges that it shall have no further rights, interest or claims over Multicortex following such termination. Notwithstanding the foregoing, the termination of rights with respect to Multicortex are contingent on Bruno Ghizoni and Alessandro Faria cancelling the shares of Company common stock issued to them.

6. HUMBL Common Shares. Ybyrá’s right to receive the HUMBL Common Shares is hereby terminated and cancelled.

7. Issuance of Shares. Company agrees to issue 850,000,000 shares of Company’s common stock to Moura within three (3) business days of execution of this Agreement.

8. Resignation. Moura agrees to resign as Company’s CEO and as a member of Company’s board of directors effective upon issuance of the shares set forth in Section 7 above. Moura will also be given the opportunity to review and approve the Form 8-K announcing his resignation prior to filing.

9. Mutual Release of Claims. Upon the Effective Date and for the considerations contemplated in this Agreement, each Party, for itself, its parent(s), owners, shareholders, subsidiaries, and affiliates, and for each of their respective successors and assigns (collectively, the “Releasing Persons”), hereby releases, acquits, waives, satisfies, holds harmless and forever discharges each other Party, its parent(s), owners, subsidiaries, and affiliates, and each of their respective past and present directors, managers, officers, shareholders, partners, agents, principals, employees, attorneys, contractors, insurers, servants, parent corporations or entities, direct and indirect subsidiaries, predecessors, successors, assigns, heirs, and estates (“Released Persons”), and each of them, separately and collectively, from any and all existing claims, liens, demands, causes of action, obligations, damages, and liabilities of that it ever had, now has, or may claim to have, arising out of facts and/or circumstances relating to the Stock Purchase Agreement, the Note, Ybyrá’s management of Company or the relationship of the parties arising before or as of the date of this Termination Agreement. For the avoidance of doubt, the foregoing release of claims does not apply to any breach of this Agreement.

10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Agreement (or such party’s signature page thereof) will be deemed to be an executed original thereof.

11. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[Remainder of page intentionally left blank; signature page follows]

2

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

HUMBL:

HUMBL, Inc.

By:
Jeff Hinshaw, CFO

YBYRÁ:

Ybyrá Capital S.A.

By:
Thiago Moura, CEO

SELLER:

Brian Foote

MOURA:

Thiago Moura

[Signature Page to Settlement Agreement]